UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

AMENDMENT NO. 1

TO

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):   April 15, 2013

DEYU AGRICULTURE CORP.

(Exact name of registrant as specified in Charter)

Nevada	333-160476	80-0329825
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

 Headquarters in China

Unit 1010, Block B, Huizhi Building,

No.9 Xueqing Road,

Haidian District, Beijing, PRC

Zip Code: 100085

Office in the United States

Columbus Circle 5

1790 Broadway, 8th Floor

New York, New York 10019, USA

(Address, including zip code, of principal executive offices)

In China: 86-10-8273-2870

In the United States: (646) 499-5475

 (Issuer Telephone number)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Company is filing this Amendment No. 1 to its Current Report on Form 8-K solely to update the Company’s address and telephone numbers set forth on the front cover of this report. All other items remain unchanged.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2013, the Board of Directors (the “Board”) of Deyu Agriculture Corp., a Nevada corporation (the “Company”), accepted the amicable resignations of Jianming Hao as Chief Executive Officer, Greg Chen as President and Jan Poulsen as a Director of the Company, effective immediately. Also on April 15, 2013, the Board appointed Greg Chen to serve as Chief Executive Officer and Jan Poulsen to serve as President of the Company until the next annual meeting of the Board or until their successors are duly elected, qualified and seated, effective immediately. Jianming Hao shall continue to serve as Chairman of the Board and Greg Chen shall remain as a Director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DEYU AGRICULTURE CORP.

Date: April 19, 2013	By:	/s/ Amy He
Amy He Chief Financial Officer

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